UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2012

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure.

Changes in Fees and Expense Reimbursements

As previously disclosed in the Current Report on Form 8-K filed by Inland American Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”) on December 29, 2011, we entered into a Master Management Agreement and Property Management Agreement Extension Agreement (the “Extension Agreement”) with our property managers, Inland American Apartment Management LLC, Inland American Industrial Management LLC, Inland American Office Management LLC and Inland American Retail Management LLC (collectively, the “Property Managers”).  Pursuant to the terms of the Extension Agreement, the Property Managers agreed to reduce certain of the monthly property management fees payable by us.  Prior to entering into the Extension Agreement, we had estimated and budgeted for property management fees aggregating approximately $32.5 million for the fiscal year ending December 31, 2012.  This estimate gave effect to all acquisitions completed in 2011 as well as projected rent increases relating to existing properties in 2012 that will increase the gross revenues on which property management fees are based.  As a result of the fee reductions resulting from the Extension Agreement, however, we have reduced our estimated budget for property management fees for the fiscal year ending December 31, 2012, to approximately $28.8 million or $3.6 million less.  This estimated amount does not account for any acquisitions that might occur in 2012.  Any acquisitions will increase gross revenue and hence actual property management fees.  Changes in gross revenues at the existing properties would also impact the amount of actual property management fees.

Additionally, in an effort to align job functions and personnel, effective January 1, 2012, certain persons employed by the Property Managers, in addition to Messrs. McGuinness, Manno and Broadfoot as described in Item 8.01 below, have become employees of Inland American Business Manager & Advisor, Inc. (the “Business Manager”).  As a result of these personnel changes, the Business Manager anticipates incurring an additional approximately $2 million in costs for the fiscal year ending December 31, 2012.  These personnel costs were not reimbursable under the agreements with our Property Managers.  We expect, however, to reimburse the Business Manager for these additional costs in accordance with the reimbursement provisions of the business management agreement between us and the Business Manager.  In 2011, our board of directors, including all of our independent directors, had approved a budget projecting a $44 million business management fee for the fiscal year ending December 31, 2012 (a $4 million increase over the business management fee incurred for the fiscal year ended December 31, 2011).  To offset the increased salary reimbursement obligations, the Business Manager subsequently agreed to reduce the business management fee budgeted for the fiscal year ending December 31, 2012, from $44 million to $42 million.  This reduction in the budgeted business management fee, when combined with the property management fee reductions under the Extension Agreement, will result in an overall annualized budgeted cost savings of $3.6 million for 2012.  The agreements with our Property Managers have, as previously disclosed, been extended to June 30, 2012 (unless extended or amended).  The agreement with our Business Manager, as previously disclosed, expires on July 31, 2012 (unless extended or amended).

Webcast Presentation

On December 5, 2012, we will hold a webcast to discuss the new estimated value per share of our common stock, as announced by the Company on December 29, 2011. A copy of the presentation materials to be used during that webcast is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended

(the “Exchange Act”), or otherwise subject to the liabilities under that Section.  In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.

Other Events.

General – Changes in Personnel

Effective January 1, 2012, certain of the executive officers of the entities that own our Property Managers resigned from their positions with those entities, and were appointed as executive officers of the Business Manager.  More specifically, Thomas P. McGuinness was appointed president of the Business Manager and Jeffrey Manno and Michael Broadfoot were appointed vice presidents of the Business Manager.  Certain of these changes are described in greater detail below.  Further, effective January 1, 2012, certain of the employees of the entities that own our Property Managers resigned from their positions with those entities, and were hired by the Business Manager.  Each of the individuals that joined the Business Manager did so because the services he or she currently performs on behalf of the Company were more aligned with the functions of the Business Manager than the functions of the Property Managers.

Pursuant to the business management agreement with our Business Manager, we reimburse our Business Manager for all expenses that it pays or incurs on our behalf, including the salaries and benefits of persons employed by our Business Manager and performing services for us, except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager.  Messrs. McGuinness, Manno and Broadfoot are “executive officers” of the Business Manager, and, therefore, their salaries are not reimbursed by the Company.  We will reimburse the Business Manager for the salaries and benefits of the new personnel in accordance with these terms.

Appointment of New President of our Business Manager

Effective January 1, 2012, Mr. McGuinness was appointed president of our Business Manager.  In that capacity, he oversees and manages the day to day operations of the Company including, without limitation, our strategic business plan, our investment decisions, and our asset management, financing and accounting functions.  Mr. McGuinness, 57, joined Inland Property Management, Inc. in 1982, and has served as its president since 1991.  Mr. McGuinness also has served as president (since 1990) and chairman (since 2001) of Mid-America Management Corporation.  From August 2005 through December 2011, Mr. McGuinness served as the president of Inland American HOLDCO LLC (“HOLDCO”), the sole member of each of our property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC, and as the chairman, a director and the chief executive officer of the four members of HOLDCO, which are controlled by The Inland Group, Inc. (collectively, the “Parent Companies”).

In his role with HOLDCO, Mr. McGuinness oversaw a staff of 150, with four senior vice presidents reporting directly to him on the day-to-day operations of that company and our four property managers.  In addition, he was responsible for the performance and activities of diverse platforms created within the Company, including Inland American Winston Hotels, Inc., Inland American Lodging Corporation and Inland American Communities Group, Inc., as well as for new acquisitions and partnerships.  As president of HOLDCO, Mr. McGuinness oversaw a diverse and nationally-positioned portfolio totaling 45 million square feet, including retail, office, and industrial properties, and 15,015 hotel rooms.  In past positions with Inland he was responsible for over 60 million square feet of real estate assets.

Mr. McGuinness is a licensed real estate broker.  He previously served as the president of the Chicagoland Apartment Association and as the regional vice president of the National Apartment Association.  He also served on the board of directors of the Apartment Building Owners and Managers Association, and was a trustee with the Service Employees’ Local No. 1 Health and Welfare Fund and its Pension Fund.  He holds CLS and CSM accreditations from the International Council of Shopping Centers (“ICSC”).

Mr. McGuinness replaces Roberta S. Matlin as the president of our Business Manager.  Ms. Matlin resigned from this position, effective January 1, 2012, but continues to serve as the vice president – administration of the Company.

Appointment of New President of HOLDCO

Effective January 1, 2012, Thomas Lithgow was appointed the president of HOLDCO and the chairman and chief executive officer of the Parent Companies, as well as a director of the Parent Companies.  In his role as president of HOLDCO, he has overall responsibility for leasing and property management for our diversified portfolio of commercial properties, totaling over 48 million square feet throughout the United States.  Mr. Lithgow previously served as the vice president (since 2005) and as the senior vice president (since 2006) of the Parent Companies.

Mr. Lithgow, 49, joined an affiliate of The Inland Real Estate Group of Companies, Inc. (“Inland”) in 2004, as the director of due diligence for property management, and was promoted to vice president later that year.  Prior to joining Inland, Mr. Lithgow was the due diligence director for Heritage Realty, a shopping center REIT.  Mr. Lithgow has over twenty-five years of progressive real estate experience in the areas of accounting, finance, management, due diligence, acquisitions and dispositions.  He is a member of the Building Owners and Managers Association (“BOMA”), the National Association of Industrial and Office Properties (“NAIOP”) and ICSC.  He also is a licensed real estate broker and a Certified Public Accountant.  Mr. Lithgow received his bachelor degree in accounting from Eastern Illinois University.

Mr. Lithgow replaces Mr. McGuinness in his new roles with HOLDCO and the Parent Companies.  Mr. McGuinness resigned from each of these positions, effective January 1, 2012, to focus on his role as president of the Business Manager.

Item

9.01.

Financial Statements and Exhibits.

(d)

Exhibits

99.1

Presentation Materials of Inland American Real Estate Trust, Inc., dated January 5, 2012

_______________

The statements and certain other information in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and the Company intends that these forward-looking statements be subject to the safe harbors created thereby.  These forward-looking statements are not historical facts, but rather are predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,”  “estimate,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely”  or other words or phrases of similar import.  Similarly, statements that describe or contain information related to matters such as the Company’s intent, belief or expectation with respect to its financial performance, investment strategy and portfolio, cash flows, growth prospects and distribution rates and amounts are forward-looking statements.  These forward-looking statements often reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause the Company’s actual results to differ materially from those currently anticipated in these forward-looking statements.  In light of these risks and uncertainties, the forward-looking events might or might not occur, which may affect the accuracy of forward-looking statements and cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements.  Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s Securities and Exchange Commission reports, including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Quarterly Report on Form 10-Q for the period ended September 30, 2011.  The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

_______________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date:	January 5, 2012	By:	/s/ Jack Potts
		Name:	Jack Potts
		Title	Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Presentation Materials of Inland American Real Estate Trust, Inc., dated January 5, 2012

7